SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.       )

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TOO, INC.
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8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
April 17, 2006
     Dear Stockholder:
     You are cordially invited to attend our 2006 Annual Meeting of Stockholders. The meeting will be held on May 18, 2006, at 9:00 a.m. Eastern Time, at our corporate offices, located at 8323 Walton Parkway, New Albany, Ohio. If you need assistance in finding the location of the meeting, please call our Investor Relations department at (614) 775-3500.
     At the meeting, we will:
•	elect three directors to the Board;

•	ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year; and

•	transact other business as may come before the meeting.
We will also report on our financial and operating performance during 2005, and update stockholders on our strategy for future growth.
     It is very important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, please sign, date and return the enclosed proxy card, or take advantage of voting your proxy over the telephone or the Internet.
     We encourage you to take advantage of voting on the Internet because it is an easy process and the least expensive way for us to tabulate your vote. Also, if you vote on the Internet, you will have the option at that time to enroll in Internet delivery of our proxy materials in the future.
     We look forward to seeing you at the annual meeting.

Sincerely,

Michael W. Rayden
Chairman, President and Chief Executive Officer

8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006
     The Annual Meeting of Stockholders of Too, Inc. will be held on May 18, 2006, at 9:00 a.m. Eastern Time at the corporate offices of Too, Inc., 8323 Walton Parkway, New Albany, Ohio, to conduct the following items of business:
1.	To elect three directors, each to serve a three-year term expiring at the 2009 annual meeting of stockholders.

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

3.	To transact other business properly coming before the meeting or any adjournment thereof.
     Stockholders who owned shares of our stock at the close of business on April 7, 2006, are entitled to vote at the annual meeting. A complete list of these stockholders will be available at our corporate offices prior to the annual meeting.

By Order of the Board of Directors,

Michael W. Rayden
Chairman, President and Chief Executive Officer

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
     The Board of Directors of Too, Inc. is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders (or any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the annual meeting. Throughout the proxy statement, the terms “We,” “Our,” “Too,” and the “Company” refer to Too, Inc.
     We began mailing this proxy statement and the enclosed proxy card on or about April 17, 2006, to all stockholders entitled to vote. Our 2005 Annual Report on Form 10-K is being sent with this proxy statement.
Date, time and place of meeting

Date:	May 18, 2006
Time:	9:00 a.m. Eastern Time
Place:	Too, Inc.
8323 Walton Parkway
New Albany, Ohio 43054
Shares entitled to vote
     Stockholders entitled to vote are those who owned our common stock at the close of business on the record date, April 7, 2006. As of the record date, there were 32,933,422 shares of Too, Inc. common stock outstanding. Each share of common stock that you own entitles you to one vote.
Voting your proxy
     Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by mailing their signed proxy cards or by voting telephonically or on the Internet. Submitting your completed proxy card, or voting telephonically or on the Internet, will not affect your right to attend the annual meeting and vote.
     The enclosed proxy card indicates the number of shares of our common stock that you own as of the record date.
     Instructions for the three methods of voting your proxy are listed on your proxy card. If you complete and submit your proxy correctly, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you submit the proxy but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:
•	“FOR” the election of the nominees for director (as described on page 3); and

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2006 fiscal year (as described on page 22).
     If any other matter is presented at the annual meeting, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no other matters, beyond the approval of the aforementioned matters, to be acted on at the annual meeting.
Revoking your proxy
     You may revoke your proxy by:
•	submitting a later dated proxy;

•	notifying our Secretary in writing before the meeting that you have revoked your proxy; or

•	voting in person at the meeting.

Voting in person
     If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares as of the close of business on April 7, 2006, the record date for voting, and that you are authorized to vote those shares at the annual meeting.
Quorum requirement
     A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy of the holders of shares representing at least one-third of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.
Votes necessary

Item	Vote Necessary*
Election of Directors	Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular position is elected for that position.

Ratification of the Selection of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the shares of common stock present at the meeting in person or by proxy and entitled to vote.

*	Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.
     For the election of directors, proxies that are marked “Withhold Authority” and broker non-votes will not count toward a nominee’s achievement of a plurality, and, thus, will have no effect. As to each other matter submitted to our stockholders for approval at the annual meeting, for purposes of determining the number of shares of our common stock voting on the matter, (1) abstentions will be counted and will have the effect of a negative vote, and (2) broker non-votes will not be counted and, thus, will have no effect.

ELECTION OF DIRECTORS
     The Board of Directors has nominated three directors for election at the annual meeting. Each of the nominees is currently serving as a director. If you re-elect them, each will hold office for a three-year term expiring at the 2009 annual meeting or until his or her successor has been elected.
     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as director if elected.
     Stockholders wishing to nominate directors for election may do so by delivering to the Chair of the Nominating Committee of the Company, not less than 14 days nor more than 50 days before a meeting of the stockholders called for the election of directors, a notice stating: (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice; (b) the principal occupation or employment of each nominee; (c) the number of shares of common stock of the Company beneficially owned by each nominee; and (d) such other information as is required by the Company’s bylaws. No person may be elected as a director of the Company unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.
     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS:
Nominees and Directors
Nominees of the Board of Directors for election at the 2006 annual meeting

Elizabeth M. Eveillard	Age 59
     Ms. Eveillard is an independent consultant. Ms. Eveillard served as Senior Managing Director, Retailing and Apparel Group, Bear, Stearns & Co., Inc., from 2000 to 2002 and as a consultant to May 2003. Prior to that time, Ms. Eveillard served as the Managing Director, Head of Retailing Industry, PaineWebber Incorporated from 1988 to 2000. From 1972 to 1988, Ms. Eveillard held various executive positions including Managing Director in the Merchandising Group with Lehman Brothers. Ms. Eveillard also serves on the board of directors of Retail Ventures, Inc. and Birks & Mayor’s Inc., both publicly held companies. Ms. Eveillard was first elected to the Board of Directors in February 2003.

Nancy J. Kramer	Age 50
     Ms. Kramer is Chief Executive of Resource Interactive, a professional services firm specializing in interactive marketing solutions for national brands. Resource Interactive was founded by Ms. Kramer in 1981. Ms. Kramer was first elected to the Board of Directors in August 1999.

Fredric M. Roberts	Age 63
     Mr. Roberts is President of F.M. Roberts & Company, Inc., an investment banking firm that Mr. Roberts established in 1980. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers (“NASD”). From 1994 to 1996, he was a member of the Nasdaq Stock Market Board of Directors and its Executive Committee. Mr. Roberts also serves as Chairman of the board of directors of Cost Plus, Inc., a publicly held company. Mr. Roberts was first elected to the Board of Directors in February 2003.

Directors whose terms continue until the 2007 annual meeting

David A. Krinsky	Age 57
     Mr. Krinsky is a partner at the law firm of O’Melveny and Myers LLP in Newport Beach, California. Before joining the firm as a partner in 1994, he was a partner at the law firm of Pettis, Tester, Kruse & Krinsky. Mr. Krinsky is a corporate attorney who specializes in mergers and acquisitions and securities law. Mr. Krinsky was first elected to the Board of Directors in August 1999.

Kenneth J. Strottman	Age 57
     Mr. Strottman is the founder, President and Chief Executive Officer of Strottman International, Inc., a marketing agency specializing in developing promotional programs targeting children and families. Before founding his firm in 1983, Mr. Strottman served as Vice President, Marketing, at Mattel, Inc. Mr. Strottman was first elected to the Board of Directors in August 1999.
Directors whose terms continue until the 2008 annual meeting

Philip E. Mallott	Age 48
     Mr. Mallott is an independent financial consultant and part-time retail stock analyst employed by Coker & Palmer. Prior to his current position, Mr. Mallott spent 16 years in retail financial management. He retired as Vice President and Chief Financial Officer of Intimate Brands, Inc. in February 2000, a position he held since 1995. Mr. Mallott also serves on the board of directors of Big Lots, Inc., a publicly held company. Mr. Mallott was first elected to the Board of Directors in February 2000.

Michael W. Rayden	Age 57
     Mr. Rayden has served as our President and Chief Executive Officer since March 1996. He was elected Chairman of the Board of the Company in August 1999. Before joining the Company, he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989, and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. Mr. Rayden also serves on the board of directors of Strottman International, Inc., a privately held company. Mr. Rayden was first elected to the Board of Directors in August 1999.

Information Concerning the Board of Directors and Corporate Governance
     Our Board of Directors held four meetings in fiscal year 2005. During fiscal year 2005, all of the directors attended 75 percent or more of the total number of meetings of the Board (held during the period for which such person was a director) and committees of the Board on which they served (held during the period for which such person served).
     It is the Company’s expectation that all members of the Board of Directors attend the annual meeting of stockholders. All members of the Company’s Board of Directors were present at the Company’s 2005 annual meeting of stockholders.
     Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the New York Stock Exchange (“NYSE”), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that Ms. Eveillard, Ms. Kramer, and Messrs. Krinsky, Mallott, Roberts, and Strottman meet the standards of independence established by NYSE Rule 303A.02. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the NYSE listing rules. The independence guidelines are set forth on pages 2 — 5 of the Company’s Corporate Governance Principles, which can be obtained on the Company’s website as described below.
     The presiding director at the executive sessions of the non-management directors rotates among the Chairs of the Audit, Compensation, and Nominating and Governance Committees, in that order. The Company’s Board of Directors welcomes communications from stockholders. Stockholders may send communications to the Board of Directors, any director, or the non-management directors, c/o Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054.
     During fiscal year 2003 and early fiscal year 2004, in response to SEC initiatives, the new NYSE listing requirements, and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Board of Directors adopted Corporate Governance Principles, an Amended and Restated Audit Committee Charter, a Compensation Committee Charter, and a Nominating and Governance Committee Charter. The Board of Directors also adopted a Code of Business Conduct and Ethics, which is applicable to all of the Company’s directors, officers, and associates, and a Code of Ethics for Senior Financial Officers. All of the above are available in the corporate governance section of our website, www.tooinc.com.
Committees of the Board of Directors
     The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. Each of the committees consists solely of directors who meet the standards of independence established by NYSE Rule 303A.02, including the more stringent independence standard required for audit committees.
Audit Committee
     The Audit Committee of the Board of Directors selects the firm to be employed as our independent registered public accounting firm, reviews the scope of their audit and fees, including services provided for the review of the quarterly results and related filings, as well as reviews and approves any non-audit fees. In addition, the Audit Committee consults with the independent auditors about the plan of audit, the resulting audit report and the accompanying management letter. The Audit Committee also confers with the independent auditors about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The Audit Committee also oversees and advises management with respect to the documentation, testing and evaluation of the Company’s system of internal control over financial reporting. The members of the Company’s Audit Committee are Philip E. Mallott, Chairman, Elizabeth M. Eveillard, and David A. Krinsky. Kenneth J. Strottman was also a member of the Audit Committee until May 2005 when he was replaced by Mr. Krinsky. The Board of Directors has determined that Mr. Mallott, Chairman, meets the requirements of a “financial expert” as set forth in Section 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee held ten meetings in fiscal year 2005.

Compensation Committee
     The Compensation Committee of the Board of Directors reviews executive compensation and administers the Company’s stock option and incentive compensation performance plans. Its members are Fredric M. Roberts, Chairman, Nancy J. Kramer, and Elizabeth M. Eveillard. Kenneth J. Strottman was also a member of the Compensation Committee until May 2005 when he was replaced by Ms. Eveillard. The Compensation Committee held four meetings in fiscal year 2005.
Nominating and Governance Committee
     The Nominating and Governance Committee consists of Nancy J. Kramer, Chairwoman, Fredric M. Roberts, and Kenneth J. Strottman. Elizabeth M. Eveillard was also a member of the Nominating and Governance Committee until May 2005 when she was replaced by Mr. Strottman. The Nominating and Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors, and leads the Board in its annual evaluation of the Board’s performance. When considering potential candidates, the Nominating and Governance Committee looks for candidates who, as a group, meet the Company’s strategic needs; possess high personal values and integrity; have an understanding of the regulatory and policy environment in which the Company does its business; and have substantial experience that is of particular relevance to the Company. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.
     The Nominating and Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company. The Company’s Corporate Governance Principles are posted on the Company’s website at www.tooinc.com, as described previously.
     The Nominating and Governance Committee will consider director nominations made by stockholders for the 2007 annual meeting of stockholders provided that the names of such nominees are submitted in writing within the time period described on page 3.
     The Nominating and Governance Committee will also consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates for director to be considered by the Nominating and Governance Committee:
•	such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the stockholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.
     The Nominating and Governance Committee held two meetings in fiscal year 2005.

Executive Officers
     In addition to Mr. Rayden, the following persons are our executive officers:

Sally A. Boyer	Age 45
     Ms. Boyer has served as our President and General Manager – Justice Stores since August 2003. Previously, Ms. Boyer served as our President of Merchandising for Limited Too from August 2002 to August 2003, as Executive Vice President of Planning, Allocation, and Merchandising Operations from February 2001 to July 2002, as Senior Vice President — Merchandising Operations since June 2000, and as Vice President Merchandising Operations since May 1998. Ms. Boyer also held various positions with us and The Limited, Inc., including Vice President – Planning and Allocation from 1995 to 1998. Before joining The Limited, Inc. in 1991, she served as a Financial Consultant for Andersen Consulting from 1990 to 1991, a Merchandise Planner for The Limited, Inc. from 1989 to 1990 and Merchandise Controller of Youthland, Inc. from 1984 to 1989. Ms. Boyer served on our Board of Directors from August 2002 until March 2004.

Scott M. Bracale	Age 44
     Mr. Bracale has served as Executive Vice President – Marketing, Web, Catalog, Partnerships and International Licensing for Too, Inc. since February 2006. Previously, Mr. Bracale served as our Executive Vice President and Chief Operating Officer of Limited Too from November 2004 to February 2006. Mr. Bracale served as Executive Vice President – Marketing, Catalog and Web from August 2002 to October 2004. Mr. Bracale served as Senior Vice President — General Manager-Catalog, Internet from February 2000 to July 2002, and as Vice President and General Manager-Catalog from December 1998 to January 2000. Prior to joining the Company, Mr. Bracale was Vice President of Bass Pro Shops Catalog Division from 1995 to 1998.

Paula M. Damaso	Age 45
     Ms. Damaso has served as our Executive Vice President, Merchandising, Design and Fashion for Limited Too since November 2004. Previously, Ms. Damaso served as Executive Vice President of Merchandising from August 2004 until November 2004. Ms. Damaso served as Senior Vice President – General Merchandise Manager from February 2001 until August 2004, and as Vice President and Merchandise Manager from April 2000 until February 2001. Ms. Damaso joined the Company in 1998 as a Senior Buyer of Accessories, following 15 years in merchandising at Marshall Field’s Department Stores and a division of Limited Brands.

William E. May, Jr.	Age 57
     Mr. May has served as our Executive Vice President – Chief Operating Officer since February 2004 and as our Secretary and Treasurer since August 2004. Prior to joining the Company, Mr. May served as President and Chief Executive Officer, Wholesale for Fleming Companies, Inc. from June 2002 until November 2003. He also served as Vice President, Gap Global Distribution for Gap, Inc. from March 1999 until June 2002. Mr. May has also held roles as Executive Vice President/Chief Operating Officer for Nash Finch Company, Senior Vice President Operations, Marketing, Procurement and MIS for Spartan Stores and other executive positions in the food industry.

Joan E. Munnelly	Age 53
     Ms. Munnelly has served as our Executive Vice President, General Merchandise Manager of Merchandising, Design and Fashion for Justice since June 2003. Ms. Munnelly served as our Executive Vice President, General Merchandise Manager of Merchandising, Design and Fashion for Limited Too from August 2002 to June 2003. Ms. Munnelly served as Senior Vice President, General Merchandise Manager of Merchandising, Design and Fashion for Active and Sportswear from February 2000 to July 2002, and as Vice President — General Merchandise Manager of Active and Sportswear from September 1999 to January 2000. Prior to joining the Company, Ms. Munnelly was Vice President of Merchandising for Just Nikki and Velvet Pixies, divisions of Claire’s Inc. from June 1997 to September 1999. Ms. Munnelly also served as Merchandise Manager for United Retail Group from 1992 to 1995, and held merchandising positions of increasing responsibility with Macy’s from 1974 to 1992, culminating in her position as Vice President of Merchandising, Design, Product Development and Corporate Sourcing.

Ronald Sykes	Age 64
     Mr. Sykes has served as our Senior Vice President – Human Resources since October 2000. Prior to joining the Company, he was a principal since October 1999 at Walker-Sykes Associates, LLC, an executive search firm. Mr. Sykes owned his own executive search firm, Ron Sykes & Associates, from August 1998 to October 1999. From April 1995 to August 1998, he was a senior human resources executive with The Limited Stores Inc. Mr. Sykes has held similar positions with F & R Lazarus, Stride Rite Corporation, Jordan Marsh, A & S/Jordan Marsh, and Macy’s East.

Poe A. Timmons	Age 45
     Ms. Timmons has served as our Senior Vice President and Chief Financial Officer since June 2005. Prior to joining the Company, she served as Vice President of Finance of Safelite Group, Inc. from January 1996 until June 2005. Before joining Safelite Group, Inc., Ms. Timmons was a partner in audit services for Deloitte & Touche LLP.
Security Ownership of Directors and Management
     Below is a table with information providing the number of shares of Too, Inc.’s common stock beneficially owned by each of the directors of the Company, executive officers listed in the Summary Compensation Table below, and all of the directors and executive officers of Too, Inc. as a group.

	Number of
	Shares of Common
	Stock Beneficially		Percent
Name	Owned(1)(2)		of Class
Sally A. Boyer	183,986	(3)	*
Scott M. Bracale	108,160	(4)	*
Paula M. Damaso	48,703	(5)	*
Elizabeth M. Eveillard	11,250	(6)	*
Nancy J. Kramer	39,500	(7)	*
David A. Krinsky	39,500	(8)	*
Philip E. Mallott	37,505	(9)	*
William E. May, Jr.	22,189	(10)	*
Michael W. Rayden	601,086	(11)	1.8%
Fredric M. Roberts	8,250	(12)	*
Kenneth J. Strottman	52,000	(13)	*
All directors and executive officers as a group (14 persons)	1,275,371	(14)	3.7%

*	Less than 1%

(1)	Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised by the named person or shared with a spouse.

(2)	Reflects ownership as of February 28, 2006.

(3)	Includes options to purchase 151,472 shares exercisable within 60 days after February 28, 2006.

(4)	Includes options to purchase 92,865 shares exercisable within 60 days after February 28, 2006.

(5)	Includes options to purchase 42,802 shares exercisable within 60 days after February 28, 2006.

(6)	Includes options to purchase 4,500 shares exercisable within 60 days after February 28, 2006.

(7)	Includes options to purchase 39,500 shares exercisable within 60 days after February 28, 2006.

(8)	Includes options to purchase 39,500 shares exercisable within 60 days after February 28, 2006.

(9)	Includes options to purchase 34,500 shares exercisable within 60 days after February 28, 2006.

(10)	Includes options to purchase 21,875 shares exercisable within 60 days after February 28, 2006.

(11)	Includes options to purchase 354,901 shares exercisable within 60 days after February 28, 2006.

(12)	Includes options to purchase 8,250 shares exercisable within 60 days after February 28, 2006.

(13)	Includes options to purchase 39,500 shares exercisable within 60 days after February 28, 2006 and 2,500 shares owned by Mr. Strottman’s family members, for which Mr. Strottman disclaims beneficial ownership.

(14)	Includes options to purchase 950,122 shares exercisable within 60 days after February 28, 2006 held by all directors and executive officers as a group.
EXECUTIVE COMPENSATION
     The following table shows the compensation paid by Too, Inc. to each of the named executive officers of the Company for each of the last three fiscal years.
Summary Compensation Table

					Long-term
		Annual Compensation			Compensation Awards
				Other			All Other
				Annual		Securities	Compen-
	Fiscal			Compensa-	Restricted	Underlying	sation
	Year	Salary($)(1)	Bonus($)(2)	tion($)(3)	Awards($)(4)	Options	($)(5)
Michael W. Rayden	2005	1,050,000	2,399,040	110,875	7,692,503	44,602	603,535
Chairman of the Board, Chief	2004	1,140,000	1,980,000	157,332	341,460	50,000	312,232
Executive Officer and	2003	1,044,231	—	80,128	—	125,000	512,877
President

William E. May, Jr.(6)	2005	488,269	653,072	240	147,606	12,500	76,694
Executive Vice President –	2004	463,462	523,750	—	—	75,000	113,754
Chief Operating Officer,	2003	—	—	—	—	—	—
Treasurer and Secretary

Sally A. Boyer	2005	445,003	586,432	3,019	147,606	12,500	164,577
President and General Manager –	2004	441,800	462,800	784	84,959	12,500	96,116
Justice Stores	2003	420,000	—	1,441	399,000	—	136,969

Scott M. Bracale	2005	453,846	556,920	3,878	147,606	12,500	189,170
Executive Vice President –	2004	434,500	445,000	1,377	84,959	12,500	134,739
Marketing, Web, Catalog,	2003	400,000	—	—	399,000	—	17,866
Partnerships and International
Licensing

Paula M. Damaso	2005	400,000	456,960	2,434	130,007	9,204	135,644
Executive Vice President,	2004	377,179	363,000	535	68,292	10,000	71,396
Merchandising, Design and	2003	317,692	—	949	—	12,000	92,013
Fashion – Limited Too

(1)	Salary figures include amounts which the named executive officers have elected to defer under the terms of the supplemental retirement and deferred compensation plan. Such amounts are further discussed in footnote 5 below.

(2)	Represents the total of the performance-based incentive compensation for the spring and fall selling seasons. Also includes a one-time cash bonus paid to each of the executive officers based on their individual performances during the 2004 spring selling season. Bonus figures include amounts which the named executive officers have elected to defer under the terms of the supplemental retirement and deferred compensation plan. Such amounts are further discussed in footnote 5 below.

(3)	Represents reimbursement of taxes on benefits paid on behalf of the listed officers. Also, for Mr. Rayden, represents personal use of the Company’s airplane in the amount of $100,000 in 2005, $154,724 in 2004, and $74,344 in 2003, in each case the aggregate incremental cost of such benefit to the Company.

(4)	Represents for each executive officer, the restricted stock awards for the specified fiscal year under the Too, Inc. 1999 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of the Company’s common stock on the date on which the awards were made.

On February 15, 2005, each of the following executive officers received an award of shares of restricted stock, in the following amounts, valued at $28.25 per share: 13,381 shares for Mr. Rayden, 3,135 shares for Mr. May, 3,135 shares for Ms. Boyer, 3,135 shares for Mr. Bracale, and 2,761 shares for Ms. Damaso. After achieving a certain level of aggregate earnings per share for fiscal 2005 and fiscal 2006, the awards vest on a prorated basis, subject to continued employment with the Company.

Also on February 15, 2005, each of the following executive officers received an award of shares of restricted stock, in the following amounts, valued at $28.25 per share: 8,920 shares for Mr. Rayden, 2,090 for Mr. May, 2,090 shares for Ms. Boyer, 2,090 shares for Mr. Bracale, and 1,841 shares for Ms. Damaso. The shares vest 25% per year beginning on February 10, 2006, subject to continued employment with the Company, but only if certain income levels are achieved for fiscal 2005 or fiscal 2006.

On February 15, 2005, Mr. Rayden received an award of 250,000 shares of restricted stock, valued at $28.25 per share. The shares vest 10% on each of the first three anniversaries of the date of grant, 15% on the fourth anniversary, 25% on the fifth anniversary, and 30% on the sixth anniversary, but only if certain net income levels are achieved for fiscal 2005 or fiscal 2006.

On February 10, 2004, each of the following executive officers received an award of shares of restricted stock, in the following amounts, valued at $16.26 per share: 12,500 shares for Mr. Rayden, 3,100 shares for Ms. Boyer, 3,100 shares for Mr. Bracale, and 2,500 shares for Ms. Damaso. After achieving a certain level of aggregate earnings per share for fiscal 2004 and fiscal 2005, the awards vest on a prorated basis, subject to continued employment with the Company.

Also on February 10, 2004, each of the following executive officers received an award of shares of restricted stock, in the following amounts, valued at $16.26 per share: 8,500 shares for Mr. Rayden, 2,125 shares for Ms. Boyer, 2,125 shares for Mr. Bracale, and 1,700 shares for Ms. Damaso. The shares vest 25% per year beginning on February 10, 2005, subject to continued employment with the Company.

On August 12, 2003, each of Ms. Boyer and Mr. Bracale received an award of 25,000 shares of restricted stock, valued at $15.96 per share. After achieving a certain level of sales increase for 2004, the awards vest 100% on August 12, 2007, subject to continued employment with the Company.

As of January 28, 2006, the aggregate restricted stock holdings and the value of such holdings for each of the named executive officers were: Mr. Rayden, 331,176 shares, $9,471,634; Mr. May, 5,225 shares, $149,435; Ms. Boyer, 34,918 shares, $998,655; Mr. Bracale, 34,918 shares, $998,655; Ms. Damaso, 8,377 shares, $239,582 (based on the $28.60 fair market value of the Company’s common stock on January 28, 2006).

Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(5)	For Fiscal 2005, includes group term insurance premiums in the amounts of $4,903, $4,769, $1,475, $1,020 and $1,350, paid on behalf of executive officers Rayden, May, Boyer, Bracale, and Damaso, respectively, executive life insurance premiums in the amount of $12,295 paid on behalf of Mr. Rayden and employer contributions to the qualified retirement plan and the supplemental retirement and deferred compensation plan, as well as investment earnings on deferred compensation balances, in the amounts of $586,337, $71,925, $163,102, $188,150, and $134,294 for officers Rayden, May, Boyer, Bracale, and Damaso, respectively.

(6)	Mr. May joined the Company in February 2004.
Stock Options
     The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the 2005 fiscal year.
Options Granted in Fiscal Year 2005

	Individual Grants				Potential Realizable
					At Assumed
	Number of	% of Total			Annual Rates
	Securities	Options	Exercise		of Stock Price
	Underlying	Granted To	or		Appreciation For
	Options	Employees in	Base Price	Expiration	Option Terms($)(1)
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%
Michael W. Rayden	44,602	27.3%	28.25	2/15/15	792,411	2,008,126
William E. May, Jr.	12,500	7.6%	28.25	2/15/15	222,078	562,790
Sally A. Boyer	12,500	7.6%	28.25	2/15/15	222,078	562,790
Scott M. Bracale	12,500	7.6%	28.25	2/15/15	222,078	562,790
Paula M. Damaso	9,204	5.6%	28.25	2/15/15	163,521	414,394

(1)	The amounts under the columns labeled “5%” and “10%” are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company’s common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company’s stock.
     The following table provides certain information regarding the value of stock options at the end of the fiscal year held by the executive officers named in the Summary Compensation Table:
Aggregated Option Exercises in 2005 Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares	Value	Options at Fiscal		Options at Fiscal
	Acquired on	Realized	Year-End(#)(2)		Year-End($)(3)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael W. Rayden	378,147	6,750,094	275,000	169,602	448,750	1,382,111
William E. May, Jr.	18,750	180,563	0	68,750	0	579,813
Sally A. Boyer	21,999	290,067	138,972	38,125	956,936	162,500
Scott M. Bracale	23,136	315,489	81,615	33,125	400,542	149,375
Paula M. Damaso	19,304	262,135	31,251	26,454	54,451	185,974

(1)	Value realized was calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of Too, Inc. common stock on the date of exercise over the exercise price of the stock option.

(2)	Represents exercisable and unexercisable Too, Inc. stock options for the individual as of January 28, 2006.

(3)	Represents the total gain that would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the option exercise price and fair market value at year-end ($28.60 on January 28, 2006). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.
Equity Compensation Plan Information
     The following table sets forth additional information as of January 28, 2006, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Number of securities
remaining available for
	Number of Securities to		issuance under equity
	be issued upon exercise	Weighted-average exercise	compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,711,663	$23.02	2,284,515
Equity compensation plans not approved by security holders	—	—	—

Total	1,711,663	$23.02	2,284,515

Director Compensation
     Associates and officers who are directors receive no additional compensation for services as directors. Cash compensation for non-associate directors includes the following:
•	an annual retainer of $35,000 for service on the Board of Directors, paid quarterly in arrears;

•	an annual retainer of $7,500 for service as Chairman of the Audit Committee, payable quarterly in arrears;

•	an annual retainer of $4,000 for service as Chairman of the Compensation Committee, payable quarterly in arrears;

•	$1,500 for each Board meeting attended; and

•	$1,000 for each committee meeting attended.
     In addition, under our 2005 Stock Plan for Non-Associate Directors, each director who is not an associate of our Company receives:
•	upon a director’s election to the Board, an initial grant to purchase 10,000 shares of our common stock;

•	an annual grant of options to purchase 10,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date; and

•	after three years of service as a director, a one-time grant of options to purchase 15,000 shares.

Employment Agreements with Certain Executive Officers
     We entered into amended and restated employment agreements with Mr. Rayden, Ms. Boyer, Mr. Bracale, Ms. Damaso, Ms. Munnelly, and Mr. Sykes effective September 15, 2003. The Company entered into an employment agreement with Mr. May effective February 23, 2004. Except for Mr. Rayden, whose agreement has an initial term of five years, each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless either party provides notice to the other of an intention not to extend it at least 90 days prior to the anniversary date. Furthermore, if a change in control (as defined in the agreement) occurs during the term of the agreement, the term of the agreement will be extended for two years from the date of the change in control.
     Each employment agreement provides for a minimum annual base salary, plus any increases in base compensation as may be authorized by the Board of Directors after the date of the agreement. The agreements also provide for each officer’s continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreements.
     The employment agreements require the Company to compensate each officer and provide him or her with certain benefits if his or her employment is terminated before the agreement expires. The compensation and benefits each officer is entitled to receive vary depending upon whether his or her employment is terminated: (1) by the Company for cause (as defined in the officer’s agreement), or voluntarily by the officer, or in the case of Mr. Rayden, other than for good reason (as defined in his agreement); (2) by the Company other than for cause, or in the case of Mr. Rayden, for good reason; (3) involuntarily due to disability; (4) upon retirement; or (5) upon the officer’s death, under which circumstance the applicable compensation and benefits are payable to the officer’s beneficiaries.
     If the officer’s employment is terminated by the Company for cause, voluntarily by the officer, or in the case of Mr. Rayden, if his employment is terminated by the Company for cause or by Mr. Rayden for other than good reason (as defined in his agreement), the officer’s severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the termination date;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans; and

•	in Mr. Rayden’s case, continued payment of life insurance premiums through the end of the calendar year.
     If the officer’s employment is terminated by the Company other than for cause, or in the case of Mr. Rayden, for good reason (as defined in his agreement), the officer’s severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	continued payment of 100% of base salary for 12 months for Mr. Sykes, Ms. Damaso and Ms. Munnelly, continued payment of 100% of base salary for 18 months for Ms. Boyer, Mr. May and Mr. Bracale and, in the case of Mr. Rayden, a lump sum amount equal to two times the sum of (i) base salary and (ii) the greater of Mr. Rayden’s (a) annual par target bonus opportunity in the year of termination or (b) the actual annual bonus earned by Mr. Rayden in the year prior to the year of termination;

•	continued insurance benefits for one year for Mr. Sykes, Ms. Damaso and Ms. Munnelly, 18 months for Ms. Boyer, Mr. May and Mr. Bracale and, in Mr. Rayden’s case, two years;

•	outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden’s case, $30,000);

•	acceleration of vesting of stock awards by 12 additional months for Ms. Boyer, Mr. May and Mr. Bracale and, in Mr. Rayden’s case, acceleration of vesting stock awards by 24 additional months and continued payment of life insurance premiums through the end of the calendar year; and

•	employment continuation period for disability benefits for one year for Mses. Boyer, Damaso and Munnelly, and Messrs. May, Bracale and Sykes.
     If the officer’s employment is terminated involuntarily due to disability, the officer’s severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the disability date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	100%, 80% and 60%, respectively, of base salary for the first, second and third 12 months following the disability date (reduced by amounts received by the officer under the Company’s disability plans);

•	additional salary benefits if the officer is disabled beyond 36 months; and

•	in Mr. Rayden’s case, continued payment of life insurance premiums through the end of the calendar year.
Notwithstanding the above, the salary continuation payments will cease upon the earlier of (a) the disability ceasing to exist or (b) the officer’s retirement.
     If the officer’s employment is terminated by reason of his or her retirement, the officer’s severance benefits will include the following:
•	accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount; and

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans.
     If the officer’s employment is terminated by reason of his or her death, the Company’s sole obligation will be to pay the officer’s spouse, estate or designated beneficiary, as the case may be, the same amounts due the officer if he or she had retired, as described above.
     The employment agreements also prohibit the officer from becoming directly or indirectly connected with any business or entity that competes directly or indirectly with the Company during the officer’s employment with the Company and for a period of one year (or in the case of Mr. Rayden, two years) from the date of termination if employment is terminated: (1) by the Company for any reason, (2) by the officer for any reason, or (3) by reason of either the Company’s or the officer’s decision not to extend the term of the agreement. Mr. Rayden’s non-competition period will terminate after a change in control, upon a termination by the Company for other than cause, or upon a termination by Mr. Rayden for good reason. The non-competition periods of the other officers will terminate upon termination by the Company other than for cause after a change in control, or by the officer for good reason after a change in control.
     We also entered into executive agreements with Mr. Rayden, Ms. Boyer, Mr. Bracale, Ms. Damaso and Ms. Munnelly effective September 15, 2000, with Mr. Sykes effective October 30, 2000, and with Mr. May effective February 23, 2004. Each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless the Company provides notice to the officer of an intention not to extend the executive agreement at least 30 days prior to the anniversary date. Furthermore, if a change in control (as defined in the executive agreement) occurs during the term of the executive agreement, the term of the agreement will be extended for two years from the date of the change in control.
     Under each executive agreement, the Company must provide severance benefits to the officer if his or her employment is terminated (other than on account of death or disability or for cause):
•	by the Company at any time six months prior to a change in control if such termination was in contemplation of such change in control and was done to avoid the effects of the agreement;

•	by the Company within 24 months after a change in control;

•	by the officer for good reason (as defined in the executive agreement) at any time within 24 months after a change in control; or

•	in the case of Mr. Rayden, by him with or without good reason during the period beginning on the one year anniversary date of a change in control and lasting for 30 days.
     In addition to accrued compensation, bonuses, vested benefits and stock options, the officer’s severance benefits payable under the executive agreement include:
•	a lump sum cash payment equal to the sum of: (1) any accrued base salary and vacation time payable as of the termination and (2) the officer’s base annual salary (as defined in the agreement) multiplied by three;

•	a lump sum cash payment equal to the sum of: (1) the pro-rated bonus amount (as defined in the agreement) and (2) the highest annual incentive compensation to which the officer would be entitled multiplied by three;

•	36 months of continued insurance benefits;

•	outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden’s case, $60,000).
     Under the executive agreements, a change in control shall be deemed to occur upon: (1) the acquisition by any person of 25% or more of the voting power of the Company’s outstanding securities; (2) a merger or consolidation of the Company; (3) a sale of 50% or more of the Company’s assets; (4) the liquidation or dissolution of the Company; or (5) any transaction that has the same effect as any of the foregoing.
     We entered into a letter agreement with Poe A. Timmons effective June 1, 2005. The agreement provides for an annual base salary, with potential adjustments based upon annual reviews. The agreement also provides for Ms. Timmons’ continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreement. We also entered into separation pay, confidentiality and non-competition agreement with Ms. Timmons effective June 10, 2005. Under the agreement, if Ms. Timmons’ employment is terminated other than for cause, the Company has agreed to pay Ms. Timmons her weekly base salary for a period of 52 weeks, minus the deductions required by law and subject to a deduction of any salary or compensation earned from other employment or self-employment during that 52-week period.
Related Party Transactions
     The Company entered into an employment arrangement with Charles Strottman, son of director Kenneth J. Strottman. Charles Strottman is employed by the Company as Director of Marketing, a non-executive position, with annual compensation in excess of $60,000. The Company finds that the terms of his employment are reasonable and consistent with the terms of employment that are offered to similarly situated associates.

     The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
REPORT OF THE COMPENSATION COMMITTEE
     Our Compensation Committee has the power, among other things, to do the following:
•	review and approve our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

•	determine the annual salary, bonus, stock grants and options, and other benefits, direct and indirect, of our executives officers;

•	review new executive compensation programs;

•	establish and periodically review policies for the administration of our executive compensation programs; and

•	approve certain employment arrangements with new employees.
Compensation Philosophy
     We seek to apply a consistent compensation philosophy for all of our leadership group associates, including our executive officers. The primary goals of our compensation program are to:
•	attract and retain qualified executives;

•	reward current and past individual performance;

•	provide short-term and long-term incentives for good and excellent future performance; and

•	link total compensation for individual performance and our performance to enhance stockholder value.
     Accordingly, we have structured total compensation for our leadership group associates to provide a portion of the compensation as fixed compensation and a portion of the compensation as a variable amount based on performance. Our philosophy is built on the following basic principles:
•	To Pay for Performance
     We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total Company, business unit and individual performance factors. Total Company performance is evaluated primarily based on the degree by which financial targets are met or exceeded. In addition, a significant portion of total compensation is in the form of equity-based awards, which ties into increases in stockholder value.
•	To Pay Competitively
     We are committed to providing a total compensation program designed to attract the best senior leaders to our business and retain the best and most consistent performers. To achieve this goal, we will periodically compare our pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies, and adjust our compensation guidelines based on this review.

•	To Pay Equitably
     We believe that it is important to apply generally consistent guidelines for substantially all associate compensation programs across our Company, considering the size of unit, area of responsibility, complexity, development stage, and performance of our Company, along with the performance of the individual executive.
Principal Compensation Elements
     The principal elements of our executive compensation packages are base salary, performance-based cash incentive compensation, and equity-based long-term incentive programs.
     Base Salary
     The Committee annually reviews and approves the employment of each executive officer, including the base salary. The Committee considers an individual’s qualifications and experience in setting an initial base salary. In determining salary adjustments, the Committee considers the size and responsibility of the individual’s position, the business unit’s overall performance, the individual’s overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, business growth and brand execution goals, and the recruitment and development of future leadership talent. The Committee considers these factors subjectively in the aggregate, and accords none a formula weight.
     Performance-Based Cash Incentive Compensation
     We have employed a performance-based cash incentive compensation program for specified key leadership positions along with certain other members of the Company’s management that provides for incentive payments based on the level of achievement of pre-established financial goals for each six-month operating season. The goals under this plan for spring 2005 and fall 2005 were based on operating income. Goals, however, also may be based on other financial measures, including the price of the Company’s or an affiliate’s common stock, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These goals are generally determined prior to or near the beginning of each season, and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets and progress toward achieving our long-range strategic plan for the business. Target cash incentive compensation opportunities are established annually for eligible executives stated as a specific percentage of base salary, ranging from 10 percent to 150 percent of base salary. The amount of incentive compensation paid to participating executives can range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. The maximum amount payable to any participant may not exceed $3,000,000 in any year under the incentive program.
     Equity-Based Incentive Programs
     The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. We believe that the magnitude and vesting schedule of the award also serve to retain key performers.
     The award opportunity level for each eligible participant depends on the individual’s responsibility level and potential within the Company, competitive practices, and the market price of our common stock.
     In 2005, the Company awarded restricted stock awards or stock options to key executives in the amounts set forth in the Summary Compensation Table on page 9 and the Option Grants in Fiscal Year 2005 table on page 11. The restricted stock awards are based on the achievement of certain pre-established financial goals. The option program utilizes vesting periods to encourage retention of key executives. The exercise price for each option granted equals the fair market value of the underlying common stock on the date of grant.

CEO Compensation
     We entered into an employment agreement with Mr. Rayden, effective September 15, 2003. Under the terms of his employment agreement, Mr. Rayden may receive equity compensation such as restricted stock, stock options, and deferred compensation at the Compensation Committee’s discretion. The terms of Mr. Rayden’s employment agreement are described above in this proxy statement under the section entitled “Employment Agreements with Certain Executive Officers.”
     In February 2005, the Company awarded 44,602 stock option shares in Too, Inc. to Mr. Rayden.
Section 162(m)
     Internal Revenue Code Section 162(m) bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year unless performance criteria are set by the Compensation Committee within 90 days prior to the beginning of a performance period (or such earlier or later date as is permitted by Section 162(m)). Generally, we intend that compensation paid to our “covered employees” shall be deductible to the fullest extent permitted by law. We may make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Compensation Committee

Fredric M. Roberts, Chairman
Nancy J. Kramer
Elizabeth M. Eveillard
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Fredric M. Roberts, Nancy J. Kramer, and Elizabeth M. Eveillard, who are not employees of the Company, are members of the Compensation Committee. Kenneth J. Strottman was also a member of the Compensation Committee until May 2005 when he was replaced by Ms. Eveillard. Since 1993, Mr. Rayden has served as a member of the advisory board of Strottman International, Inc., a privately held company, of which Mr. Strottman is President and Chief Executive Officer. In his capacity as an advisory board member, Mr. Rayden has no power to direct the activities of Strottman International, Inc. or to set the compensation of Mr. Strottman.

STOCKHOLDER RETURN GRAPH
     The following graph shows a comparison, over a five-year period, of the cumulative total return for Too, Inc. common stock, the Standard & Poor’s SmallCap 600 Index and the Standard & Poor’s Apparel Retail Index, each of which assumes an initial investment value of $100 on February 3, 2001, in the common stock of the Company, and in the Standard & Poor’s SmallCap 600 Index and the Standard & Poor’s Apparel Retail Index. The comparison also assumes the reinvestment of any dividends.
Total Return To Shareholders
(Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE
	Years Ending
Company / Index	2/2/02	2/1/03	1/31/04	1/29/05	1/28/06

TOO, INC	46.02	-38.70	-8.11	74.18	7.32
S&P SMALLCAP 600 INDEX	2.84	-17.47	47.86	14.20	21.10
S&P APPAREL RETAIL	-29.55	2.18	31.54	19.69	-7.04

	INDEXED RETURNS
	Years Ending
	Base
	Period
Company / Index	2/3/01	2/2/02	2/1/03	1/31/04	1/29/05	1/28/06

TOO, INC	100	146.02	89.52	82.26	143.28	153.76
S&P SMALLCAP 600 INDEX	100	102.84	84.87	125.49	143.31	173.54
S&P APPAREL RETAIL	100	70.45	71.99	94.70	113.34	105.37

AUDIT COMMITTEE REPORT
     The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating primarily to the quality and integrity of Too, Inc.’s financial reporting process and reports, its systems of internal accounting and controls, and the independent audit of its financial statements. Management is responsible for preparing the financial statements, and the outside auditor is responsible for auditing those financial statements. The Audit Committee, which consists of three independent directors, functions in accordance with a written charter adopted by the Board of Directors. The Amended and Restated Audit Committee Charter is available on the Company’s Corporate Governance page on its website at www.tooinc.com. The Charter requires the Audit Committee to perform a self-assessment and review the Charter annually.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 28, 2006, with management and the outside auditors, including their judgment about the quality and appropriateness of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee discussed with the outside auditors the matters required to be communicated under generally accepted auditing standards by Statement on Auditing Standards 61. The Audit Committee also discussed with the outside auditors the auditors’ independence from management and the Company, and discussed the matters contained in the outside auditors’ formal written statement received by the Company and required by the Independence Standards Board Standard No. 1.
     The Audit Committee discussed with the Company’s outside auditors the overall scope and plan for their audit. The Audit Committee met separately with the outside auditors, with and without management present, to discuss the results of their examinations, including the integrity, adequacy, and effectiveness of the accounting and financial reporting processes and controls, and the overall quality of Too, Inc.’s reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 28, 2006, for filing with the Securities and Exchange Commission.
     During the course of the fiscal year ended January 28, 2006, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Committee meeting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the Company’s consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

Audit Committee

Philip E. Mallott, Chairman
Elizabeth M. Eveillard
David A. Krinsky

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS
     The following table shows the names of owners of the Company’s common stock who, on February 28, 2006 (unless otherwise noted), were known by Too, Inc. to be beneficial owners of more than 5% of the shares of common stock of the Company.

	Amount
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned(1)	of Class(2)
Snow Capital Management, L.P.	2,975,578 (3)	8.9%
2100 Georgetowne Drive, Suite 400
Sewickley, Pennsylvania 15143

JPMorgan Chase & Co.	1,698,244 (4)	5.0%
270 Park Avenue
New York, New York 10017

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and or investment power with respect to those securities.

(2)	“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2006, plus the number of shares such person has the right to acquire within 60 days of February 28, 2006.

(3)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on January 23, 2006, by Snow Capital Management, L.P.

(4)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 10, 2006, by JPMorgan Chase & Co. as parent holding company for JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., Bank One Trust Co., N.A., and JPMorgan Investment Advisors Inc.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. SEC regulations require that copies of the reports be provided to the Company. Based solely on our review of such reports, we believe that all reporting persons complied with all filing requirements during the fiscal year ended January 28, 2006, except for one late Form 4 filing for Ms. Munnelly.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm for the Company for the 2005 fiscal year and throughout the periods covered by the consolidated financial statements. Representatives of PwC are expected to attend the annual meeting in order to respond to questions from stockholders, and they will have the opportunity to make a statement.
     On February 9, 2006, the Audit Committee of the Board of Directors of the Company determined that it would dismiss PwC as the Company’s independent registered public accounting firm upon completion by PwC of its procedures on the Company’s financial statements as of and for the fiscal year ended January 28, 2006 and the Form 10-K in which such financial statements will be included. Upon completion of such procedures by PwC, the Company will file an amendment to the Current Report on Form 8-K, filed on February 15, 2006, with an update of the disclosures required by Items 304(a)(1)(ii), (iv) and (v) of Regulation S-K through the date of completion of such procedures.
     PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended January 29, 2005 and January 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company’s fiscal years ended January 29, 2005 and January 31, 2004, and through February 9, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the Company’s consolidated financial statements for such years. There were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for a material weakness in the Company’s internal control over the selection and application of our lease accounting policies, which failed to identify misstatements in property and equipment, deferred credits from landlords, rent expense, depreciation expense and the related impact of these items on cash provided by operating activities and cash used for investing activities (the “Material Weakness”), as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “2004 Form 10-K”). PwC discussed the Material Weakness with the Audit Committee during the Company’s preparation of the 2004 Form 10-K. As reported in the Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2005, the Material Weakness was remediated. The Company has authorized PwC to respond fully to any inquiries by the successor independent registered public accounting firm relating to the Material Weakness.
     The Company requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agreed with the above statements. A copy of PwC’s letter was filed as Exhibit 16.1 to Amendment No. 1 to the Current Report on Form 8-K filed on February 24, 2006.
     On February 14, 2006, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007. The decision to appoint Deloitte & Touche as the Company’s independent registered public accounting firm was made by the Audit Committee and was the result of a competitive review process involving several accounting firms.
     During the Company’s fiscal years ended January 29, 2005 and January 31, 2004, and through February 9, 2006, neither the Company nor anyone on its behalf consulted with Deloitte & Touche regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected, subject to the ratification of the stockholders of the Company, Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the 2006 fiscal year. It is intended that persons acting under the accompanying proxy will vote the shares represented thereby in favor of ratification of such appointment. It is anticipated that representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if such representatives so desire. Deloitte & Touche LLP has not performed audits of the Company in the past.
     Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions have the same effect as votes cast against ratification, and broker non-votes have no effect. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for ratification of the selection of the independent registered public accounting firm.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The following table shows the aggregate fees billed to the Company by its former independent registered public accounting firm, PwC, for services rendered during the fiscal years ended January 28, 2006 and January 29, 2005.

	Fiscal Year Ended
	January 28,	January 29,
	2006	2005
Audit Fees(1)	$838,554	$900,975
Audit-Related Fees(2)	159,743	154,524
Tax Fees(3)	330,810	20,940
All Other Fees	—	—

(1)	Includes fees for the annual integrated audit of the consolidated financial statements, audits to meet statutory requirements and review of regulatory filings and internal control.

(2)	Includes fees related to accounting consultations and Section 404 advisory services.

(3)	Includes fees for services related to tax compliance and tax planning.
The Audit Committee has considered whether the provision of services other than those performed in connection with the “Audit Fees” above is compatible with maintaining the principal accountant’s independence.
     The Audit Committee has a policy that the Committee will pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to a member of the Committee. The decisions of the member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to the Chairman.
STOCKHOLDER PROPOSALS
     Stockholder proposals to be included in the proxy statement for the 2007 Annual Meeting of Stockholders should be submitted to the Secretary of the Company at our corporate offices by December 15, 2006, but not before November 15, 2006. The Company may omit from the proxy statement and form of proxy relating to the next annual meeting of stockholders any proposals that are not received by the Secretary by December 15, 2006, or which are received before November 15, 2006. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at our 2007 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 27, 2007. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.
     Stockholder nominations for the Board of Directors to be elected at the 2007 Annual Meeting of Stockholders should be submitted not less than 14 days, nor more than 50 days, before the 2007 Annual Meeting.
SOLICITATION EXPENSES
     The Company will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our associates may solicit proxies by telephone, mail services, electronic mail, mailgram, facsimile, telegraph, cable and personal interview.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
     The Securities and Exchange Commission has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant costs savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Robert C. Atkinson, or by telephoning us at (614) 775-3500.
     If you are currently a stockholder sharing an address with another Too, Inc. stockholder and wish to have your future proxy statements and annual reports householded, please contact Investor Relations at the above address or telephone number.
OTHER MATTERS
     Copies of the exhibits to our 2005 Annual Report on Form 10-K may be downloaded from our corporate website, www.tooinc.com. Printed copies are also available, at a reasonable charge for copying and mailing, by writing to us at the following address: Investor Relations, Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Robert C. Atkinson, or by telephoning us at (614) 775-3500.
     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with their judgment on such matters.

By Order of the Board of Directors,

Michael W. Rayden
Chairman, President & Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF
TOO, INC.

May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:						FOR	AGAINST	ABSTAIN
					2.	Ratify the selection of Deloltte & Touche LLP as the Company’s Independent registered public accounting firm for the 2006 fiscal year.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Elizabeth M. Eveillard
		¡	Nancy J. Kramer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Frederic M. Roberts		3.	To transact such other business properly coming before the meeting or adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

ANNUAL MEETING OF STOCKHOLDERS OF
TOO, INC.

May 18, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided. â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:						FOR	AGAINST	ABSTAIN
					2.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Elizabeth M. Eveillard
		¡	Nancy J. Kramer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Frederic M. Roberts		3.	To transact such other business properly coming before the meeting or adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and Indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted vla this method.
☐

0
TOO, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Michael W. Rayden and William E. May, Jr., or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Too, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on May 18, 2006, at the Company’s corporate offices located at 8323 Walton Parkway, New Albany, Ohio, and at any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.
PLEASE VOTE YOUR PROXY PROMPTLY BY FOLLOWING
THE VOTING INSTRUCTIONS ON THE REVERSE SIDE.
(Continued and to be signed on the reverse side)